Exhibit 99.1

ENVOY GROUP CORP: Envoy Group Corp Acquires Exclusive License to Unique Digital-to-Real Financial Trading and Processing

LAS VEGAS, Oct. 18, 2017 (GLOBE NEWSWIRE) -- Envoy Group Corp (OTC:ENVV) (“The Company”) is pleased to announce its execution of an exclusive licensing agreement of the most robust Digital-to-Real Financial Trading and Processing Platform and its new name, Black Cactus Global.   The Company will offer the first fully functional, state-of-the-art Transaction Processing Service that accommodates a comprehensive and secure Global Payment and Financial Trading Platform which allows users to easily move from Fiat to Digital currencies and from Digital currencies to real commodities or equities. This groundbreaking platform design is mobile device ready and will be a critical component for expanding and reconciling cryptocurrency transactions that now average 3 Billion dollars per day, as well as extending Blockchain into numerous additional sectors and applications.   Multiple currencies, multiple exchanges and a wide array of applications are all available to platform users.

This latest development is part of The Company’s  corporate development strategy that focuses on the rapidly expanding Digital Financial sector, collectively now worth over 150 Billion US Dollars. The Company’s exclusive focus will now be working in tandem with the platform’s innovative design team, Black Cactus Holdings, to become the premier Digital Asset Financial Technology Company.

Black Cactus Holding’s Co-founder and Managing Director, Lawrence Cummins, who holds degrees from The University of Oxford and Northwestern will become CEO of The Company.  Lawrence’s background and experience encompasses Blockchain and supporting technologies including AI, big data analytics and predictive analysis. Lawrence has over 30 years’ experience as a software engineer and architect using analytical tools in various commercial and defence project applications, as well as 12 years in private equity specializing in mergers and acquisitions.

Harp Sangha, Chairman and CEO of Envoy Group stated, “This is a game changing milestone for Envoy and the Digital Currency world. The vast expertise and credentials of Lawrence Cummins and Black Cactus Holdings is unsurpassed in the Blockchain and Digital Currency field.  Our Digital-to-Real Financial Trading and Processing Platform launches Envoy to a pre-eminent position in the Digital Financial Sector.”

About Envoy Group Corp.

Envoy Group is a leading participant in the Blockchain and Digital Financial sector that is pursuing an international expansion with the goal of developing and offering new meaningful strategies and services to the various sectors that will benefit from and be transformed by Blockchain technology.

For further information please visit our website at: www.blackcactusglobal.com

Investor Relations:  Louis Silver 1-610-710-1303.  lsilver35@verizon.net

Safe Harbor Statements

Certain information contained in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. Generally, these forward-looking statements can be identified by the use of forward-looking terminology such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “estimates”, “intends” or “believes”, or that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur”, or “be achieved”. Forward-looking statements are based on the opinions and estimates of management as of the date such statements are made, and are subject to known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from those expressed or implied by such forward-looking statements. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the SEC. Such risks and other factors include, among others, the ability to locate and acquire suitable interests in alternative medicine manufacturing operations on terms acceptable to the Company, the availability of financing on acceptable terms, accidents, labor disputes, acts of God and other risks of the alternative medicine industry including, without limitation, delays in obtaining governmental approvals or permits, title disputes or claims limitations on insurance coverage. The Company believes that the expectations reflected in the forward-looking statements included in this news release are reasonable; however, no assurance can be given that these expectations will prove to be correct, and such forward-looking statements should not be unduly relied upon. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.